As filed with the Securities and Exchange Commission on August 11, 1999
                                         REGISTRATION STATEMENT NO. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------


                               VOYAGER.NET, INC.
            (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                      38-3431501
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                       4660 S. HAGADORN ROAD, SUITE 320
                         EAST LANSING, MICHIGAN  48823
                                (517) 324-8940
                   (Address of Principal Executive Offices)

                               VOYAGER.NET, INC.
                             AMENDED AND RESTATED
                     1998 STOCK OPTION AND INCENTIVE PLAN
                           (Full Title of the Plan)

                            ----------------------


                              CHRISTOPHER P. TORTO
                            CHIEF EXECUTIVE OFFICER
                               VOYAGER.NET, INC.
                        4660 S. HAGADORN ROAD, SUITE 320
                          EAST LANSING, MICHIGAN 48823
                                 (517) 324-8940
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                With a copy to:
                              DAVID F. DIETZ, P.C.
                          GOODWIN, PROCTER & HOAR  LLP
                                 EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS  02109-2881
                                 (617) 570-1000

                            ----------------------



                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
 Title of Securities Being    Amount to Be        Proposed Maximum            Proposed Maximum          Amount of
 Registered                   Registered(1)   Offering Price Per Share   Aggregate Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value           148,800                 $  .0004              $        59.52       $     .02
$.0001 per share (2)              167,400                 $ 4.84                $   810,216          $  225.24
                                2,391,656                 $15.00                $35,874,840          $9,973.21
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.0001 per share                2,975,832                 $ 8.69                $25,859,980.08 (3)   $7,189.07
=====================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares available for issuance under the Voyager.net, Inc. Amended and Restated 1998 Stock Option and Incentive Plan (the "Plan") as may be required pursuant to the Plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(2) The aggregate offering price and fee are computed based on the exercise price of the options to purchase shares of Common Stock of Voyager.net, Inc., which have been granted to date under the Plan in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act")

(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low sales prices on the Nasdaq National Market on August 10, 1999.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

     Voyager.net, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Registrant's Prospectus dated July 20, 1999 as filed with the Commission on July 21, 1999 pursuant to Rule 424(b) under the Securities Act:

     (b) all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since July 21, 1999; and

     (c) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Commission on July 9, 1999, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     The validity of the shares to be offered hereby will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP, Boston, Massachusetts, counsel to the Registrant. A professional corporation owned by David F. Dietz, the Secretary of the Registrant, is a partner of Goodwin, Procter & Hoar LLP, which receives compensation from the Registrant for rendering legal services.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     In accordance with Section 145 of the General Corporation Law of the State of Delaware, Article VII of the Registrant's Second Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Article V of the Registrant's Amended and Restated By-laws (the "By-laws") provides that the Registrant shall indemnify its directors, officers and, in the discretion of the Board of Directors, certain non-officer employees under certain circumstances against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of the Registrant if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful. Article V of the By-laws requires the advancement of expenses to directors in proceedings involving such directors in most circumstances and, at the discretion of the Board of Directors, allows the advancement of expenses to officers or non-officer employees in proceedings involving such officers or non-officer employees.

     The Registrant has entered into indemnification agreements with each of its directors reflecting the provisions of the By-laws.

Item 8.   Exhibits.
          --------

     The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit
-------

  4.1 Second Amended and Restated Certificate of Incorporation of Voyager.net, Inc.
  4.2     Amended and Restated By-laws of Voyager.net, Inc.
  5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
  23.1    Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
  23.2    Consent of PricewaterhouseCoopers LLP.
  24.1 Powers of Attorney (included in the signature page of this Registration Statement).
  99.1    Voyager.net, Inc. Amended and Restated 1998 Stock Option and
          Incentive Plan
--------------------------------------------------------------------------------

Item 9.   Undertakings.
          -------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to Section 13 or
          Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 11th day of August, 1999.

                                      VOYAGER.NET, INC.

                                      By:  /s/ Christopher P. Torto
                                           ------------------------
                                           Christopher P. Torto
                                           President and Chief Executive Officer

     KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Christopher P. Torto and Dennis J. Stepaniak as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                       TITLE                                   DATE
-----------------------------   ---------------------------------------   --------------------

/s/ Christopher P. Torto        President, Chief Executive Officer         August 11, 1999
-----------------------------   and Director (Principal Executive
Christopher P. Torto            Officer)


/s/ Dennis J. Stepaniak         Chief Financial Officer (Principal
-----------------------------   Financial Officer and Principal            August 11, 1999
Dennis J. Stepaniak             Accounting Officer)


/s/ Glenn R. Friedly            Director                                   August 11, 1999
-----------------------------
Glenn R. Friedly

/s/ John G. Hayes               Director                                   August 11, 1999
-----------------------------
John G. Hayes

/s/ Christopher S. Gaffney      Director                                   August 11, 1999
-----------------------------
Christopher S. Gaffney

/s/ Gerald H. Taylor            Director                                   August 11, 1999
-----------------------------
Gerald H. Taylor

                                 EXHIBIT INDEX


Exhibit No.    Description
-----------    -----------

    4.1 Second Amended and Restated Certificate of Incorporation of Voyager.net, Inc.
    4.2   Amended and Restated Bylaws of Voyager.net, Inc.
    5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered.
   23.1 Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1 hereto).
   23.2   Consent of PricewaterhouseCoopers, LLP, Independent Public
          Accountants.
   24.1 Powers of Attorney (included on signature pages to this Registration Statement).
   99.1 Voyager.net, Inc. Amended and Restated 1998 Stock Option and Incentive Plan.

------------------------------------------------